Item 3

ICICI Limited

AUDITED FINANCIAL RESULTS FOR THE HALF-YEAR ENDED SEPTEMBER 2000


                                                                                                    (Rupees in crores)
-----------------------------------------------------------------------------------------------------------------------------
Sr.                   Particulars                       Half-year ended            Three months ended            Year ended
No.                                              ----------------------------------------------------------------------------
                                                 Sept 30, 2000  Sept 30, 1999   Sept 30, 2000   Sept 30, 1999   Mar. 31, 2000
-----------------------------------------------------------------------------------------------------------------------------
  1    Interest Income                                  570.90         387.58          287.34          188.66          852.87
-----------------------------------------------------------------------------------------------------------------------------
  2    Other Income                                      65.35          54.99           34.12           31.71          194.05
-----------------------------------------------------------------------------------------------------------------------------
  3    Total Income                                     636.25         442.57          321.46          220.37         1046.92
-----------------------------------------------------------------------------------------------------------------------------
  4    Interest Expenditure                             389.55         316.08          191.36          155.25          666.95
       ----------------------------------------------------------------------------------------------------------------------
  5    Total Operating Expenditure
       ----------------------------------------------------------------------------------------------------------------------
       (a) Staff Cost                                    23.32          13.71           11.29            6.87           36.37
       ----------------------------------------------------------------------------------------------------------------------
       (b) Depreciation                                  11.24           9.05            8.57            4.96           24.79
       ----------------------------------------------------------------------------------------------------------------------
       (c) Other Expenditure                             91.73          29.62           51.70           15.39           92.15
-----------------------------------------------------------------------------------------------------------------------------
  6    Total Expenditure (4) + (5)                      515.84         368.46          262.92          182.47          820.26
-----------------------------------------------------------------------------------------------------------------------------
  7    Gross Profit before tax and provisions           120.41          74.11           58.54           37.90          226.66
-----------------------------------------------------------------------------------------------------------------------------
  8    Provision for taxes                               13.71          12.89            6.05           11.47           33.02
-----------------------------------------------------------------------------------------------------------------------------
  9    Other provisions                                  36.50          17.12           22.43            2.58           88.34
-----------------------------------------------------------------------------------------------------------------------------
  10   Net Profit                                        70.20          44.10           30.06           23.85          105.30
-----------------------------------------------------------------------------------------------------------------------------
  11   Paid up Equity Share Capital (face value
          of Rs.10/- per equity share)                  196.82         165.00          196.82          165.00          196.82
-----------------------------------------------------------------------------------------------------------------------------
  12   Reserves (excluding Revaluation Reserves)       1022.89         187.43         1022.89          187.43          952.69
-----------------------------------------------------------------------------------------------------------------------------
  13   Total deposits                                  9728.27        6579.70         9728.27         6579.70         9866.02
-----------------------------------------------------------------------------------------------------------------------------
  14   Total advances (including Credit
         substitutes)                                  6324.20        3415.07         6324.20         3415.07         5030.96
-----------------------------------------------------------------------------------------------------------------------------
  15   Basic and diluted Earnings Per Share                 For the relevant
       (not annualised)                                         half-year            For the relevant quarter   Weighted avg.
-----------------------------------------------------------------------------------------------------------------------------
                                                          3.57           2.67            1.53            1.45            6.38
-----------------------------------------------------------------------------------------------------------------------------

Notes:

1. Out of amortised ADS issue expenditure, Rs.5.38 crores has been charged off during the half-year.
2. Net non-performing assets  to advances (including credit substitutes) is 1.33 % (1.14% as on  31.03.2000)
3. Item 5(c) includes Rent, taxes and lighting Rs.15.00 crores (H1:1999-2000 - Rs.7.87 crores and LY - Rs.18.01 crores). Other items included in 5(c) individually do not exceed 10% of total operating expenditure.
4. Investment portfolio has been categorised into `Held to Maturity', `Available for Sale' and `Trading' as on
   September 30, 2000

Unaudited financial results under US GAAP accounting



                                                                                                    (Rupees in crores)
-----------------------------------------------------------------------------------------------------------------------------
Sr.                   Particulars                       Half-year ended            Three months ended            Year ended
No.                                              ----------------------------------------------------------------------------
                                                 Sept 30, 2000  Sept 30, 1999   Sept 30, 2000   Sept 30, 1999   Mar. 31, 2000
-----------------------------------------------------------------------------------------------------------------------------
Net income under US GAAP                                 60.68          62.62           16.08           36.18          140.20
-----------------------------------------------------------------------------------------------------------------------------
Reconciliation between US GAAP and Accounting Standards followed in India
-----------------------------------------------------------------------------------------------------------------------------
Profit under Indian GAAP                                 70.20          44.10           30.06           23.85          105.30
-----------------------------------------------------------------------------------------------------------------------------
Deferred taxation                                        18.40           5.12           17.30            4.57          (11.30)
-----------------------------------------------------------------------------------------------------------------------------
Loan impairment                                          (6.63)          8.23           (2.67)           4.03           35.80
-----------------------------------------------------------------------------------------------------------------------------
Mark to Market impact on investments                    (28.28)         11.34          (32.17)           7.02            2.10
-----------------------------------------------------------------------------------------------------------------------------
ADR Issue expenditure charged to P & L A/c                5.38             --            2.93              --            9.90
-----------------------------------------------------------------------------------------------------------------------------
Others                                                    1.61          (6.17)           0.63           (3.29)          (1.60)
-----------------------------------------------------------------------------------------------------------------------------
Profit under US GAAP                                     60.68          62.62           16.08           36.18          140.20
-----------------------------------------------------------------------------------------------------------------------------

The above financial results have been taken on record by the Board of Directors of the Bank at its meeting held on October 19, 2000.

Place: Mumbai
Date:  October 19, 2000

END
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